EX-99.906CERT

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Yang Xiang, Chief Executive Officer and Principal Financial Officer of Plainsboro Funds (the “Registrant”) certifies to the best of his knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2013 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President, Chairman of the Board, Principal Financial Officer and Chief Compliance Officer

Plainsboro Funds

/s/ Yang Xiang

Yang Xiang

Date: November 8, 2013

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Plainsboro Funds and will be retained by Plainsboro Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission